                                                          Exhibit 5





            [Letterhead of Cahill Gordon & Reindel]






                           February 9, 2000




Prudential Securities Incorporated
One Seaport Plaza
New York, New York  10292

                         Re:  National Equity Trust,
                              S&P 500 Strategy Trust Series 10

Gentlemen:

          We have acted as special counsel for you as Depositor of the National Equity Trust, S&P 500 Strategy Trust Series 10 (the "Trust"), in connection with the issuance under the Trust Indenture and Agreement, dated April 25, 1995, and related Reference Trust Agreement, dated February 9, 2000 (such Trust Indenture and Agreement and Reference Trust Agreement collec-tively referred to as the "Indenture"), among you, as Depositor and The Chase Manhattan Bank, as Trustee, of units of frac-tional undivided interest in said Trust (the "Units") compris-ing the Units of National Equity Trust, S&P 500 Strategy Trust Series 10. In rendering our opinion expressed below, we have relied in part upon the opinions and representations of your officers and upon opinions of counsel to Prudential Securities Incorporated.

          Based upon the foregoing, we advise you that, in our opinion, when the Indenture has been duly executed and deliv-ered on behalf of the Depositor and the Trustee and when the Receipt For Units evidencing the Units has been duly executed and delivered by the Trustee to the Depositor in accordance with the Indenture, the Units will be legally issued, fully paid and nonassessable by the Trust, and will constitute valid and binding obligations of the Trust and the Depositor in ac-cordance with their terms, except that enforceability of cer-tain provisions thereof may be limited by applicable bank-ruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors generally and by general equitable principles.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement (File No. 333-93195) relating to the Units referred to above and to the use of our name and to the reference to our firm in said Registration Statement and the related Prospectus. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act, as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said Section 7 or under the rules and regula-tions of the Commission thereunder.


                                   Very truly yours,

                                   Cahill Gordon & Reindel